                                                                                                                                                                        Exhibit 22

Subsidiary Guarantors and Issuers of Guaranteed Securities

Issuer of Guaranteed Securities

Macy’s Retail Holdings, LLC (fka Macy’s Retail Holdings, Inc.), a direct wholly-owned subsidiary of Macy’s, Inc., is the issuer of securities listed below subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are guaranteed by Macy’s, Inc.

Guaranteed Securities

9.5% Amortizing debentures due 2021

9.75% Amortizing debentures due 2021

3.875% Senior notes due 2022

2.875% Senior notes due 2023

4.375% Senior notes due 2023

3.625% Senior notes due 2024

6.65% Senior debentures due 2024

7.6% Senior debentures due 2025

6.79% Senior debentures due 2027

7.0% Senior debentures due 2028

6.7% Senior debentures due 2028

8.75% Senior debentures due 2029

6.9% Senior debentures due 2029

7.875% Senior debentures due 2030

6.9% Senior debentures due 2032

6.7% Senior debentures due 2034

4.5% Senior notes due 2034

6.375% Senior notes due 2037

5.125% Senior notes due 2042

4.3% Senior notes due 2043